SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report: June 21, 2004

Titan Pharmaceuticals, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-27436	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 650-244-4990

Item 5. Other Events and Required FD Disclosure

       On June 21, 2004, the registrant announced that an interim safety analysis by an independent data monitoring committee (IDMC) for its Phase IIb study of Pivanex in non-small cell lung cancer has identified significant safety issues in the combination treatment of Pivanex with docetaxel. As a result, the registrant has discontinued treatment with the combination regimen for the remaining patients on study. The registrant also plans to withhold further treatment and enrollment in the open data Phase IIa studies in CLL and melanoma until further analysis of the data from the Phase IIb study is available.

       A copy of the press release dated June 21, 2004 is filed herewith as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release issued June 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Robert E. Farrell
Robert E. Farrell, Executive Vice President and Chief Financial Officer

Dated: June 21, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued June 21, 2004.